SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  April 11, 1997

                 FIRST COMMERCE CORPORATION
     (Exact name of registrant as specified in its charter)


LOUISIANA                    0-7931              72-0701203
(State of               (Commission File       (IRS Employer
incorporation)              Number)          Identification Number)

            210 BARONNE ST., NEW ORLEANS, LOUISIANA  70112
         (Address of principal executive offices - Zip Code)

Registrant's telephone number, including area code: (504)623-1371


                                N/A
    (Former name or former address, if changed since last report)

 Item 5.      Other Events.

         On April 11, 1997, First Commerce Corporation issued the following press release:

FIRST COMMERCE CORPORATION                     NEWS RELEASE
New Orleans, Louisiana

                       APRIL 11, 1997

CONTACTS:                     MICHAEL A. FLICK (504) 623-1492

                              HOLLY E. HOBSON  (504) 623-2917


      FIRST COMMERCE ANNOUNCES FIRST QUARTER EARNINGS

     New Orleans - First Commerce Corporation (NASDAQ -

FCOM) announced today that its net income for the first

quarter was $29.0 million, or $.73 per fully diluted share.

Fully diluted earnings per share were $.75 in 1996's first

quarter and $.72 in the fourth quarter of last year.

Excluding the effect of gains on securities transactions in

the first and fourth quarters of 1996 and a gain on

divestiture in last year's first quarter, fully diluted

earnings per share were $.72 in 1996's first quarter and

$.71 in the fourth quarter.

     The key points for the first quarter's results

included:

     *  Revenues increased $11.1 million from the first

        quarter of 1996 to 1997's first quarter, a 9%

        improvement, while expense growth was less than 4%.

        This improvement excludes the effect of securities

        transactions and the gain on divestiture.  However,

        the provision for loan losses increased $9.4

        million, mostly offsetting the revenue growth.  The

        provision increase was primarily related to the

        national trend, also experienced at First Commerce,

        of rising credit card losses.

    *   Net interest income (FTE) was $97.6 million for the

        current quarter.  The 8% increase from 1996's first

        quarter was principally caused by loan growth of

        20%.  Net interest income was unchanged from the

        previous quarter.  The net interest margin was 4.70%

        in the first quarter, compared to 4.71% in 1996's

        first quarter and 4.76% in the fourth quarter.

     *  Noninterest income was $43.5 million in the first

        quarter.  Excluding the effect of a one-time gain in

        1996's first quarter, noninterest income rose 10%,

        primarily due to higher credit card fees and trust

        revenues.  Noninterest income was $45.5 million in

        the fourth quarter; seasonal influences generally

        lead to peak levels of credit card and deposit fees

        in the fourth quarter and lower levels in the first

        quarter.

     *  The provision for loan losses was $13.2 million in

        the first quarter, compared to $3.8 million in last

        year's first quarter and $14.2 million in the fourth

        quarter.  Credit card net charge-offs increased to

        4.40% of average credit card loans, while consumer

        net charge-offs declined to .90% from last quarter;

        credit card and consumer charge-offs were both

        higher than in 1996's first quarter.  Commercial

        loans had a net recovery again this quarter.

     *  Operating expense was $82.8 million for the first

        quarter, 3.8% higher than in 1996's first quarter

        and 3% less than the fourth quarter.  Stock-based

        incentive pay was the primary cause of both the

        increase from last year's first quarter and the

        decrease from 1996's fourth quarter.  The efficiency

        ratio was 58.7% for the current quarter.

     Total loans were $6.2 billion as of March 31, 1997, 22%

higher than one year ago and unchanged from December 31.

Average loans were 20% higher than in 1996's first quarter

and up 4% from the fourth quarter.  The average loan growth from

1996's first quarter was across-the-board, with significant

increases in credit cards, commercial real estate and

consumer loans.  The growth from the fourth quarter was

primarily related to credit card, commercial and commercial

real estate loans.

     Average deposits were $7.4 billion in the first

quarter, 7% higher than 1996's first quarter and 6% higher

than in the fourth quarter.  Deposit growth was primarily

related to time deposits $100,000 and over and public funds.

     Nonperforming assets were $36.4 million at the end of

the first quarter, or .59% of loans, compared to $31.9

million at December 31, or .51% of loans.  First quarter net charge-offs were $13.1 million, or .85% of loans.  Net

charge-offs were $11.9 million in the fourth quarter and

$5.1 million in last year's first quarter.  Increased credit card charge-offs caused the increase from the prior quarter,

while higher consumer loan and credit card charge-offs

caused the increase from last year's first quarter.

     Total assets were $9.3 billion at March 31, 1997, and

deposits were $7.5 billion.  The leverage ratio was 7.70% at the end of the first quarter.


  --------------------------------------------------------------------------------
                          FIRST  COMMERCE  CORPORATION  AND  SUBSIDIARIES
  --------------------------------------------------------------------------------
                                      FINANCIAL HIGHLIGHTS
  --------------------------------------------------------------------------------
                                                            First        First
                                                           Quarter      Quarter
  (dollars in thousands, except per share data)             1997          1996
  --------------------------------------------------------------------------------
  INCOME DATA
     Net interest income                                 $    95,833   $    88,925
     Net interest income (tax equivalent)                $    97,592   $    90,384
     Provision for loan losses                           $    13,225   $     3,825
     Other income (exclusive of securities transactions) $    43,545   $    40,800
     Securities transactions                             $        23   $     1,207
     Operating expense                                   $    82,842   $    79,786
     Net income                                          $    29,020   $    31,533
  ----------------------------------------------------------------------------------
  AVERAGE BALANCE SHEET DATA
     Loans                                               $ 6,206,007   $ 5,170,534
     Securities                                          $ 2,137,468   $ 2,457,394
     Earning assets                                      $ 8,400,237   $ 7,699,873
     Total assets                                        $ 9,082,650   $ 8,442,698
     Deposits                                            $ 7,372,870   $ 6,889,954
     Long-term debt                                      $   257,275   $    87,028
     Stockholders' equity                                $   723,937   $   740,091
  ----------------------------------------------------------------------------------
  PER COMMON SHARE DATA
     Net income - fully diluted                          $       .73   $       .75
     Net income - primary                                $       .74   $       .79
     Book value (end of period)                          $     18.58   $     18.02
     Closing stock price                                 $     40.50   $     33.00
     Cash dividends                                      $       .40   $       .35
  -----------------------------------------------------------------------------------
  RATIOS
     Net income as a percent of:
        Average assets                                          1.30%         1.50%
        Average total equity                                   16.26%        17.14%
        Average common equity                                  16.26%        17.82%
     Net interest income (tax equivalent) as
        a percent of average earning assets                     4.70%         4.71%
     Operating expense less other income
        (excluding securities transactions) as a
        percent of average earning assets                       1.90%         2.04%
     Operating expense as a percent of
        total revenue (tax equivalent and excluding
        securities transactions)                               58.70%        60.82%
     Allowance for loan losses as a percent of
        net loans, at end of period                             1.31%         1.46%
     Nonperforming assets as a percent of
        net loans plus foreclosed
        assets, at end of period                                 .59%         1.09%
     Stockholders' equity as a percent
        of total assets, at end of period                       7.79%         8.94%
     Leverage ratio at end of period                            7.70%         8.33%
  ----------------------------------------------------------------------------------

                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         FIRST COMMERCE CORPORATION
                         (Registrant)

                         By:  /s/ Thomas L. Callicutt, Jr.
                              _____________________________
                              Thomas L. Callicutt, Jr.
                              Executive Vice President,
                              Controller and Principal
                              Accounting Officer

Dated: April 14, 1997